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                                                                     Exhibit 5.1

                   [Letterhead of Greenberg Traurig, LLP]

                               January ___, 2003


SmartDisk Corporation
3506 Mercantile Avenue
Naples, Florida  34104

            RE: REGISTRATION STATEMENT ON FORM S-1 (REG. NO. 333-99727) SMARTDISK CORPORATION

Ladies and Gentlemen:

            We have acted as counsel to SmartDisk Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-1 (Reg. No. 333-99727), originally filed with the Securities and Exchange Commission (the "Commission") on September 18, 2002, as amended (the "Registration Statement"), relating to a rights offering (the "Rights Offering"). In connection with the Rights Offering, holders of record of the common stock of the Company at the close of business on the record date of the Rights Offering (the "Record Date"), will be issued non-transferable subscription rights (the "Rights") by the Company entitling the holders thereof to purchase an aggregate of up to 22,238,463 shares of common stock of the Company, par value $0.001 per share (the "Common Stock"). Holders of record of the Common Stock will be issued one Right for every 1.25 shares of Common Stock owned of record as of the Record Date. Each Right includes (1) a basic subscription right entitling the holder to purchase one share of Common Stock at an exercise price of $0.32 per share (the "Subscription Price"), and (2) if the holder elects to exercise the holder's basic subscription rights in full, an over-subscription right to subscribe at the Subscription Price for additional shares of Common Stock that are not subscribed for by other holders of Rights pursuant to their basic subscription rights. The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of (i) Rights to purchase up to 22,238,463 shares of Common Stock; (ii) 22,238,463 shares of Common Stock issuable upon exercise of the Rights; and (iii) the offer and sale by the Company of any shares of Common Stock that are not subscribed for by other holders of Rights pursuant to their basic and over-subscription rights (the "Other Shares").

            This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

            With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of (a) the Registration Statement; (b) the Certificate of Incorporation of the Company, as amended to date
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SmartDisk Corporation
January ___, 2003
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and currently in effect, incorporated by reference as Exhibit 3.1 to the
Registration Statement; (c) the Certificate of Designations of Series A Redeemable Convertible Preferred Stock of the Company, incorporated by reference as Exhibit 3.2 to the Registration Statement; (d) the Bylaws of the Company, as amended to date and currently in effect, incorporated by reference as Exhibit
3.3 to the Registration Statement; (e) the Form of Subscription Certificate to subscribe for shares of Common Stock of the Company, filed as Exhibit 4.2 to the Registration Statement; (f) the Specimen Certificate for shares of the Common Stock of the Company, filed as Exhibit 4.1 to the Registration Statement; and
(g) Resolutions of the Board of Directors of the Company adopted on September 12, 2002 and December 16, 2002. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

            For purposes of this opinion, we have assumed that (i) the documents and signatures examined by us are genuine and authentic, (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, (iii) prior to the issuance of any of the Rights or shares of Common Stock, the Registration Statement, as finally amended (including all necessary post-effective amendments), will have declared effective by the Commission, and
(iv) the certificates representing the Common Stock in the form of the specimen certificate examined by us will have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar.

            Based upon and subject to the foregoing, it is our opinion that

            1. The issuance of the Rights has been duly authorized and when the Rights are distributed to holders of the Company's Common Stock as contemplated in the Registration Statement, they will be validly issued and binding obligations of the Company.

            2. The issuance and sale of the Common Stock upon exercise of the Rights have been duly authorized, and when (i) the holders of the Rights have complied with the terms of the Rights in connection with the exercise thereof, and (ii) the shares of Common Stock are issued and paid for as contemplated by the Rights, the shares of Common Stock will be validly issued, fully paid, and nonassessable.

            3. The issuance and sale of the Other Shares pursuant to the Registration Statement have been duly authorized, and when the Other Shares are issued and paid for by the stockholders and sold by the Company as described in the Registration Statement, the Other Shares will be validly issued, fully paid, and nonassessable.

            We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive
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SmartDisk Corporation
January ___, 2003
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laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

            We hereby expressly consent to any reference to our firm in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                       Very truly yours,